Exhibit 8.1
599 LEXINGTON AVENUE | NEW YORK | NY | 10022-6069
WWW.SHEARMAN.COM | T +1.212.848.4000 | F +1.212.848.7179
July 10, 2009
HLTH Corporation
River Drive Center Two
699 River Drive
Elmwood Park, New Jersey 07407-1371
Ladies and Gentlemen:
     We are acting as United States federal income tax counsel (“Tax Counsel”) for HLTH Corporation, a Delaware Corporation (“HLTH”), in connection with the merger (“Merger”) of HLTH with and into WebMD Health Corp., a Delaware corporation (“WebMD”). The Merger will be consummated under the laws of the State of Delaware and in accordance with the terms of the Agreement and Plan of Merger, dated as of June 17, 2009, between WebMD and HLTH (“Merger Agreement”). WebMD is filing with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, a registration statement on Form S-4 (“Registration Statement”) with respect to the common shares of WebMD to be issued to holders of shares of the common stock of HLTH pursuant to the Merger.
     In our capacity as Tax Counsel, we have reviewed the Merger Agreement, including the Exhibits thereto, the Joint Proxy Statement/Prospectus constituting part of the Registration Statement (“Joint Proxy Statement/Prospectus”), and such other documents and corporate records as we have deemed necessary or appropriate. We have assumed that (i) the Merger will be consummated in accordance with the terms of the Merger Agreement, (ii) the representations and warranties contained in the Merger Agreement were true, correct and complete when made and will continue to be true, correct and complete through the effective time of the Merger, (iii) the parties have complied with, and, if applicable, will continue to comply with the covenants and agreements contained in the Merger Agreement and (iv) the statements as to factual matters contained in the Joint Proxy Statement/Prospectus are true, correct and complete, and will continue to be true, correct and complete through the effective time of the Merger. In addition, we have relied on the representations made by HLTH and WebMD in certificates of their respective officers (“Officer’s Certificates”) delivered to us for purposes of rendering our opinion expressed below regarding the United States federal income
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tax treatment of the Merger, and we have assumed that each of the representations in the Officer’s Certificates is true, correct and complete as of the date hereof, and will continue to be true, correct and complete through the effective time of the Merger. With respect to any representations and warranties in any of the foregoing documents that are made “to the best knowledge of” or are similarly qualified, we have assumed that such representations are accurate, in each case, without such qualification.
     Based upon and subject to the foregoing, we hereby confirm that the discussion contained in the Joint Proxy Statement/Prospectus under the caption “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” insofar as such discussion constitutes statements of United States federal income tax law or legal conclusions, subject to the assumptions, limitations and conditions set forth therein, represents our opinion as to the material United States federal income tax consequences of the Merger.
     No opinion is expressed as to any matter not specifically addressed above, including the tax consequences of the Merger under state, local or non-United States laws and the reasonableness of the assumptions and accuracy of the representations relied upon by us in rendering the opinion described herein. Furthermore, our opinion is based upon current United States federal income tax law and administrative practice, and subsequent changes in such law or practice could adversely affect our opinion expressed herein. We undertake no responsibility to advise you of any new developments in the application or interpretation of United States federal income tax laws following the effective time of the Merger.
     We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the references to us under the captions “Risk Factors—Risks Related to the Merger for Holders of HLTH Common Stock,” “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” and “Legal Matters;” however, in giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP